UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

    In connection with the resignation by Julie H. Edwards, the Executive Vice President and Chief Financial Officer of Frontier Oil Corporation (“Frontier”), as discussed below in Item 5.02, Frontier and Ms. Edwards entered into a letter agreement pursuant to which (i) an option to purchase 31,250 shares of Frontier’s common stock that was previously granted to Ms. Edwards vested and became immediately exercisable and (ii) Ms. Edwards will have until June 1, 2006 to exercise all of her vested options.

    The foregoing description of the letter agreement is qualified by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    On May 23, 2005, Frontier announced that Julie H. Edwards was resigning from her position of Executive Vice President and Chief Financial Officer of Frontier. Her resignation is effective May 31, 2005.

    A copy of the press release announcing Ms. Edward’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Letter agreement, dated May 20, 2005, between Frontier and Ms. Julie H. Edwards.
99.1	Press release issued by Frontier Oil Corporation dated May 23, 2005 announcing the departure of its Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ James R. Gibbs
James R. Gibbs
Chairman of the Board, President and Chief Executive Officer

Date: May 24, 2005